Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

The Partners

OCI Partners LP:

We consent to the use of our report dated September 23, 2013 with respect to the balance sheet of OCI Partners LP as of September 18, 2013, included herein and to the reference to our firm under the headings “Experts,” “Summary Historical and Pro Forma Financial and Operating Data,” and “Selected Historical and Pro Forma Financial and Operating Data” in the preliminary prospectus.

/s/ KPMG LLP

Houston, Texas

September 23, 2013